Exhibit 99.1

PENN VIRGINIA CORPORATION EMERGES FROM BANKRUPTCY

Company Has Commitment for Up to $200 Million in New Financing

and Closes on a $50 Million Rights Offering

Establishes Board of Directors Led by Chairman Harry Quarls

HOUSTON, TX, (September 12, 2016) — Penn Virginia Corporation (“Penn Virginia” or the “Company”) announced today that it has satisfied the conditions precedent to the effectiveness of its Plan of Reorganization (the “Plan”), which was confirmed by the U.S. Bankruptcy Court for the Eastern District of Virginia on August 11, 2016, and has emerged from bankruptcy. By working constructively with its creditors and other stakeholders, Penn Virginia emerged from bankruptcy having reduced its total long-term debt by approximately $1.1 billion and substantially improved its cost structure which provides the post-emergence Penn Virginia with a significantly improved capital structure to maximize the value of its asset portfolio.

In conjunction with its emergence from bankruptcy and pursuant to the Plan, the Company closed on its new senior secured revolving credit facility led by Wells Fargo Bank, N.A., with a maximum note amount of $200 million and an initial borrowing base of $128 million. In addition, Penn Virginia received a $50 million new money contribution through a rights offering subscribed by a large portion of its existing unsecured bondholders, who, together with the Company’s existing secured lenders, sponsored the Plan. Upon emergence, Penn Virginia will have approximately $75.4 million drawn on its new revolving credit facility and $10.0 million of unrestricted cash.

Penn Virginia also announced today that it has established a Board of Directors, comprised of Harry Quarls (Chairman), Darin G. Holderness and Marc McCarthy. Other Directors may be appointed at a later date.

“Today begins a new chapter in the history of Penn Virginia,” said Mr. Quarls. “We have emerged from bankruptcy with a significantly de-leveraged balance sheet and committed financial support from our senior lenders and other stakeholders. With improved liquidity and a stronger capital structure, we are well-positioned to realize the full value of our excellent asset portfolio.”

Mr. Quarls added, “On behalf of the Company, I would like to extend my sincere gratitude to the many groups whose hard work enabled Penn Virginia to complete the bankruptcy process in four months. I would like to thank our employees, customers and vendors for their patience, commitment and ongoing support as we worked through this financial restructuring. I also want to acknowledge the collaborative efforts of our senior lenders and noteholders during this process. We are committed to working hard to reward their support as we refocus our attention on our operations. We look forward to working closely with all of our key stakeholders as we implement our long-term strategic plan.”

In accordance with the Plan, Penn Virginia’s existing common stock (OTC Pink: PVAHQ) has been cancelled, and its new common stock will be issued to the bondholders and certain general unsecured claimholders. The Company anticipates that its common stock will be traded over the counter pending assignment of a new ticker symbol and anticipates listing on a major exchange at a later date.

Additional information about Penn Virginia’s emergence from bankruptcy, including copies of documents related to the exit financing and rights offering, will be provided in an 8-K, which can be viewed on the Company’s website: http://www.pennvirginia.com/, or the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov. Information about the bankruptcy restructuring, including copies of the Plan and other key bankruptcy case documents, is available at: http://dm.epiq11.com/PVA/Project.

Jefferies is acting as financial advisor, Alvarez & Marsal is acting as restructuring advisor, and Kirkland & Ellis LLP is acting as legal counsel to the Company in connection with the bankruptcy process. Opportune is acting as financial advisor and Bracewell LLP is acting as legal counsel to Wells Fargo Bank,

N.A. PJT Partners LP is acting as financial advisor and Milbank, Tweed, Hadley & McCloy LLP is acting as legal advisor for the Ad Hoc Committee of Noteholders.

ABOUT HARRY QUARLS

Harry Quarls currently serves as a Managing Director at Global Infrastructure Partners, a $33 billion infrastructure fund. He also serves as a Director for Woodbine Holdings LLC, Fairway Resources LLC, and Opal Resources LLC. He is Chairman of the Board for Woodbine Holdings.

Previously, Mr. Quarls served as Managing Director and Practice Leader for Global Energy at Booz & Co., a leading international management consulting firm, and served as member of Booz’s Board of Directors.

Mr. Quarls earned a M.B.A. degree from Stanford University and also holds ScM. and B.S. degrees, both in chemical engineering, from M.I.T. and Tulane University, respectively.

ABOUT DARIN G. HOLDERNESS

Darin G. Holderness, CPA, was the Senior Vice President, Chief Financial Officer and Treasurer of Concho Resources until May 2016. Mr. Holderness has over 20 years of experience in the energy sector including nine years with KPMG LLP where his practice was focused in the energy industry and over 17 years in industry in ever increasing roles of responsibility including serving as Vice President and Controller of Pure Resources, Vice President and Chief Financial Officer of Basic Energy Services, Vice President and Chief Accounting Officer of Pioneer Natural Resources, and most recently as Senior Vice President and Chief Financial Officer of Eagle Rock Energy Partners.

Mr. Holderness is a 1986 graduate of Boise State University with a Bachelor of Business Administration in Accounting and is a Certified Public Accountant.

ABOUT MARC MCCARTHY

Marc McCarthy is a Senior Managing Director at Wexford Capital LP, an energy focused asset management firm, having joined them in 2008. Marc currently serves as Chairman of Mammoth Energy Services and previously served as director of Coronado Midstream, LLC. and Energy Partners Corp. as Chairman from 2009-2014.

Previously, Mr. McCarthy worked in the Global Equity Research Department of Bear Stearns & Co., Inc. and was responsible for coverage of the international oil and gas sector. Mr. McCarthy joined Bear Stearns & Co. in 1997 and held various positions of increasing responsibility until his departure in June 2008, at which time he was a Senior Managing Director.

Mr. McCarthy is a Chartered Financial Analyst and received a B.A. in Economics from Tufts University.

ABOUT PENN VIRGINIA CORPORATION

Penn Virginia Corporation is an independent oil and gas company engaged in the exploration, development and production of oil, NGLs and natural gas in various domestic onshore regions of the United States, with a primary focus in the Eagle Ford Shale in South Texas. Penn Virginia recently relocated its corporate headquarters from Radnor, Pennsylvania to Houston, Texas. For more information, please visit the Company’s website at www.pennvirginia.com.

FORWARD LOOKING STATEMENTS

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Additional information concerning these and other factors can be found in our press releases and public periodic filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS

Steve Hartman

Chief Financial Officer

(713) 722-6529